INVESTMENT MANAGEMENT AGREEMENT




This agreement, dated October 25, 1990, by and between J.P. Morgan Investment Management Inc. 522 Fifth Avenue, New York, Now York, 10036 ("JPMIM") and AMERICAN SKANDIA LIFE ASSURANCE CORPORATION, Tower One Corporate Drive, Shelton, Connecticut 06484 ("Skandia"), sets forth the terms pursuant to which JPMIM will provide Investment management services with respect to certain assets to be maintained by Skandia as described below.

1.       Investment Description

         (a) Skandia desires to employ certain assets ("Assets") to fund the liabilities it incurs under certain annuity plans it issues ("Liabilities"). These Assets may be maintained in one or more non-utilized separate accounts established by Skandia under Title 38, Section 38-145a of the Connecticut General Statutes. The Liabilities may be created under group or individual contracts. The annuity plans may be offered and issued by Skandia pursuant to one or more registration statements under the Securities Act of 1933.

     (b) Skandia desires to invest and reinvest the Assets of each separate account in accordance with:

     (i) the Investment Policy which Skandia has provided to JPMIM, as may be amended from time to time by Skandia and provided in writing to JPMIM; and

                  (ii) any prospectus as may be in effect from time to time in relation to sales of annuities to be funded by the Assets in such separate account. Skandia will provide copies of such prospectus as may from time to time be amended.

         (c) Skandia's goal is to achieve rates of return for the invested Assets that will allow Skandia to recover its expenses over the time periods assumed in the pricing of each annuity plan, obtain a profit and meet its Liabilities, including supporting the "Rates" guaranteed under such plan or plans. As to deferred annuities that are in their accumulation phase, "Rates" means any interest rate guaranteed to be credited from time to time for the account of contract owners or certificates holders. As to immediate annuities or deferred annuities in their payout phase, "Rates" means both periodic payments under such annuities as well as any guaranteed surrender values. Skandia understands and agrees that JPMIM can give no assurance that Skandia's goal will be achieved.

2.       Appointment

Skandia hereby appoints JPMIM to manage the Assets. Skandia wishes to benefit from JPMIM's investment expertise, investment analysis, strategies and recommendations. JPMIM accepts such appointment pursuant to the terms of this Agreement. Skandia retains the right to appoint other investment managers with respect to any of it assets other than designated Assets.

3.       Duties of the Parties

         (a) JPMIM shall act in strict conformity with the Investment Policy provided by Skandia, and will provide notice to Skandia in the event of any occurrence which would prevent JPMIM from acting in strict conformity with such Investment Policy. The timeliness of any such notice shall be in accordance with the standard of care described in Paragraph 6 of this agreement

         (b) Skandia will determine Rates and reserve levels to be maintained by Skandia in relation to the default risk of the Assets ("Reserves") for the annuity plans. Skandia will consult frequently with JPMIM regarding the rates of return obtainable from various possible portfolios of investment of the Assets, the degree to which such possible portfolios of investments match the corresponding Liabilities, and the levels of risk inherent in such possible portfolios. It is also understood that Skandia will rely in large part on the information and analysis provided by JPMIM regarding such possible portfolios in determining the Rates and Reserves, and that provision of such information and analysis is subject to the standard of care described In Paragraph 6.

         (c)      Skandia will inform JPMIM of:

     (i) changes in the Liabilities under any plan and any changes in the amounts available for investment;

     (ii) the durations of the Liabilities under each plan;

     (iii) the rates of return assumed by Skandia in the establishment of any Liabilities;

     (iv) whether the immunized portfolio structure, as defined below, is to be monitored separately for each plan or for any aggregation of plans; and

     (v) any other information necessary from Skandia for JPMIM to meets its duties and render the services to be provided pursuant to this Agreement.

         (d) JPMIM will supervise the investment of the Assets and will conduct a continuing program of evaluation of both the quality of the investments and the degree to which an immunized portfolio structure(s) is maintained.

        (e) It is understood that immunized portfolio structure means that:

     (i) the durations of a portfolio of Assets should match the durations of the corresponding Liabilities within the parameters determined by Skandia and provided to JPMIM In writing;

     ii) the convexity of the portfolio of Assets generally will be equal to or greater than the convexity of the portfolio of corresponding Liabilities;

     iii) the present value of the cash flows from such a portfolio should be equal to or greater than the present values of the corresponding Liability cash flows; and

     (iv)  JPMIM  will  attempt  to  minimize  the  immunization   risk  due  to
non-parallel shifts in the yield curve.

         (f) JPMIM shall make investment decisions regarding the Assets, including but not limited to the determination of the specific issuers and issues of securities to be held as Assets, as well as the timing of all attempts to purchase or sell securities.

         (g) Subject to the Investment Policy, JPMIM, in its discretion and without obligation on its part to give prior notice to Skandia, shall, through accounts with brokers or dealers that JPMIM may select buy, sell, exchange, convert or otherwise trade in any stocks, bonds and other securities.

     (h) JPMIM will provide Skandia with all reports as agreed to by the parties. Skandia may from time to time amend such reporting requirements.

         (i) JPMIM shall act in strict conformity with the Investment Advisers Act of 1940, as the same may be amended from time to time and any other applicable regulatory requirements applicable to JPMIM.

4.       Assets

The Assets shall initially consist of those listed, if any, in Schedule A to this Agreement plus all additions thereto, investments, reinvestments and proceeds of the sale thereof, including, without limitations, all dividends, interest and appreciation, if any, on investments less withdrawals from and depreciation of, if any, the investments.

5.       Valuation

In computing the market value of all securities in the separate accounts, each security listed on any national securities exchange will be valued at the last reported sale price on the valuation date based upon the reported consolidated transactions on national securities exchanges. Listed stocks not traded on such date and all unlisted stocks regularly traded in the over-the-counter market will be valued at the mean of the latest available bid and asked price quotations furnished to JPMIM by such source as may be deemed appropriate by JPMIM. Any other securities will be valued in such manner as determined in good faith by JPMIM to reflect their fair market value.

6.       Standard of Care

         (a) In rendering the services described herein, JPMIM shall use its best efforts, exercise its best judgment, and act with the skill, prudence and diligence and in a manner consistent with the standards of other highly qualified investment managers acting in similar circumstances. JPMIM shall not be liable for any error of judgment or for any loss suffered by Skandia in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect JPMIM against any liability to Skandia to which JPMIM would otherwise be subject by reason of willful misconduct or negligence on its part in the performance of its duties or by reason of JPMIM's reckless disregard of its obligations and duties under this Agreement.

         (b) JPMIM will discharge its duties under this Agreement solely in the interest of, and for the exclusive purpose of and benefit of, Skandia.

7.       Custody of Assets

         Skandia shall have sole discretion over the appointment of a custodian of the Assets.

8.       Confidential Relationship

All information and advice furnished by either party to this Agreement known to be confidential or which the parties should have reason to know is confidential shall be treated as such and shall not be disclosed to third parties except as may be required by law during the term of this Agreement and subsequent to the termination of this Agreement.

9.       Trading for JPMIM's Own Account

JPMIM shall promptly notify Skandia of any purchases or sales by or on behalf of JPMIM for its own accounts or accounts of affiliates, if such purchases or sales are made, respectively, at about times when JPMIM is selling or purchasing such securities for one or more of the separate accounts.

10.      Allocation of Brokerage

In executing transactions for the separate accounts and selecting brokers or dealers, JPMIM will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any transaction for the separate accounts, JPMIM will consider all factors it deems relevant including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, JPMIM may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended {the "Exchange Act"}) provided to the separate accounts and/or other accounts over which JPMIM or an affiliate exercises investment discretion. JPMIM must disclose to Skandia all such commissions or other compensation paid for such transactions or services.

11.      Compensation

In consideration of the services rendered pursuant to this Agreement, Skandia will pay JPMIM in advance on a quarterly basis, a fee computed on the basis of the market value of the total Assets as of the last day of the preceding quarter in accordance with the fee schedule attached to this Agreement as Schedule B. The fee schedule may be amended from time to time by JPMIM upon thirty (30) days written notice to Skandia. In the event of termination of this Agreement, fees will be prorated to the date of termination and any unearned portion of prepaid fees will be refunded to Skandia. Notwithstanding the above, the first quarter's fee shall be computed on the basis of the market value of the total Assets on the date services are first rendered hereunder. If the services during the first calendar quarter are less than a full quarter, the compensation shall be prorated. For the purpose of determining fees payable to JPMIM, the value of any separate account's total Assets shall be computed at the times and in the manner specified in the Prospectus as from time to time in affect for the plan being funded by Assets in such separate account.

12.      Expenses

JPMIM will bear all expenses in connection with the performance of its services under this Agreement, with no right of reimbursement from Skandia.

13.      Representations and Warranties

         (a) JPMIM represents and warrants to Skandia that it is a registered investment adviser under the Investment Advisers Act of 1940.

     (b) Skandia represents and warrants to JPMIM: (i) that is has the authority to appoint JPMIM to manage the Assets as contemplated hereunder; and (ii) that this Agreement is in compliance with all laws and regulations applicable to Skandia.

14.      ADV Form

Skandia acknowledges receipt of Part II of JPMIM's form ADV more than forty-eight (48) hours prior to the date of the execution of this Agreement.

15.      Termination

This Agreement may be terminated by either party without cause upon thirty (30) days' written notice.

16.      Non-Assignability

No assignment (as that term is defined in the Investment Advisers Act of 1940) of this Agreement shall be made by JPMIM without the written consent of Skandia.

17.      Notices

All notices, instructions, and advices with respect to any of the matters contemplated by this Agreement may be deemed duly given when delivered to:

(a)      American Skandia Life Assurance Corporation
         Tower One, Corporate Drive
         Shelton, Connecticut   06484
         Attn:    Michael C.S. Dismorr
                  Executive Vice President

(b)      J. P. Morgan Investment Management Inc.
         522 Fifth Avenue
         New York, New York   10036
         Attn:    Paul J. Brignola
                  Vice President

I8.      Entire Agreement:  Amendment

This Agreement states the entire Agreement of the parties with respect to the subject matter thereof and supersedes all other agreements or understandings with respect to such subject matter, and may not be modified or amended except by a writing signed by the parties to this Agreement.

19.      Governing Law

This Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

20.      Effective Date

This Agreement shall become effective on the day and year first above written.


IN WITNESS WHEREOF, Skandia and JPMIM have executed this Investment Management Agreement on the day and year first above written.




AMERICAN SKANDIA LIFE ASSURANCE CORPORATION



By:      /s/______________________
         Michael C.S. Dismorr
         Executive Vice President


J.P. MORGAN INVESTMENT MANAGEMENT INC.



By:      /s/ _______________________
         Paul J. Brignola
         Vice President

                                   SCHEDULE B
                                  COMPENSATION


The fee to be paid by Skandia to JPMIM for the Investment management services provided pursuant to the Agreement to which this Schedule is attached is as follows:

 .30 of 1% on the first $75 million of the total Assets

 .25 of 1% on the next $75 million of the total Assets

 .22 of 1% on the next $150 million of the total Assets

 .15 of 1% on the balance

However, starting one year from the effective date of the Agreement to which this Schedule is attached, there will be a minimum annual fee of $75,000.00.

These fees are calculated and charged at the end of each calendar quarter at one-fourth of the applicable annual rate.

                                   SCHEDULE A


         Assets at inception of the agreement (All assets listed, other than U.S. Treasury Notes, are bonds of the listed issuers).

            CUSIP #                                       Description
          912827-TJ-1                                U. S. Treasury Note
          912827-XC-1                                U. S. Treasury Note
          912827-YG-1                                U. S. Treasury Note
          912827-YY-2                                U. S. Treasury Note
          373334-CD-1                                Georgia Power Co.
          452092-BE-8                                Illinois Power Co.
          060716-AL-1                                Bank of Boston Corp.
          20033R-BG-3                                Comdisco Inc.
          201615-BT-7                                Commercial Cr Group, Inc.
          239753-AR-7                                Dayton Hudson Corp.
          320194-AE-3                                First Fidelity Bancorp
          345399-ZG-7                                Ford Motor Credit Corp.
          590188-CT-3                                Merrill Lynch & Co. Inc.
          783549-AX-6                                Ryder System Notes
          8935OL-BD-3                                Transamerica Financial
          960394-AK-0                                Westinghouse

                AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT

     The Investment Management Agreement by and between J.P. Morgan Investment Management Inc. ("JPMIM") and American Skandia Life Assurance Corporation, dated October 25, 1990 is hereby amended. The Agreement is amended by the addition of the following:

         Skandia specifically authorizes JPMIM:

         (a) to purchase, sell, hold and generally deal in and with all futures contracts (and options on such contracts), including, without limitation, futures contracts with respect to financial instruments and any group or index of securities (or any interest therein based upon the value thereof), and in connection therewith to deposit or cause to be deposited any Assets as collateral with any agent, all on such terms and conditions as JPMIM shall determine; and

         (b) to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, and otherwise to acquire, dispose of, hold and generally deal in any manner with and in all forms of options in any combination, all on such terms and conditions as JPMIM shall determine.

         Skandia agrees and understands that any such trading is subject to the following conditions:

                  1. In accordance with the rules and regulations of the Commodity Futures Trading Commission ("CFTC") and other regulations, JPMIM is authorized to and may reveal Skandia's identity, address and estimated net worth to any broker through which futures contracts or options are traded, and JPMIM is authorized on Skandia's behalf to execute a Customer Application.

                  2. In accordance with CFTC regulations, Skandia will submit to JPMIM a signed Risk Disclosure Statement and an Options on Futures Risk
Disclosure Statement for each broker through which futures contracts and/or options are traded for Skandia's account. Skandia is well aware of the risks involved in futures contracts and options trading.

                  3. JPMIM is authorized to select the brokerage firms through which futures contracts and options are traded for Skandia's account and to sign as our agent any account agreements or other documents required or deemed appropriate by such brokers or by JPMIM. Skandia will instruct JPMIM as to whether such accounts are to be opened on behalf of any of Skandia's separate accounts. In connection with the opening of each account with each broker through which futures contracts and/or options are traded for Skandia's account, Skandia specifically authorizes JPMIM to execute on Skandia's behalf Customer, Procedural and Safekeeping Agreements and Customer's Options Agreements. When orders are placed with such brokers, JPMIM will issue suitable instructions (as hereinafter defined) to Connecticut National Bank ("CNB") or other custodian appointed by Skandia ("Custodian") regarding deliveries, receipts, acceptances and payments.

                  4. Skandia understands that the CFTC requires that anyone trading in futures contracts must advance collateral to meet initial and maintenance margins. In addition, collateral may be required for trading in options.

                  5. Skandia understands that the CFTC requires that anyone trading in futures contracts meet a daily variation margin. Such variation margin is satisfied in cash. JPMIM is hereby authorized to instruct CNB or any other Custodian to deliver funds by Federal Funds Wire or other method JPMIM chooses to an account designated by the broker to meet the daily variation margin for Skandia's account.

Skandia will cause CNB or any other Custodian to accept JPMIM's instructions in connection with transactions in futures contracts and options, and Skandia agrees that CNB or any other Custodian shall be under no duty or obligation to review or question any such instructions.

This Amendment shall become effective on December 31, 1990. Skandia and JPMIM have executed this Amendment on December 31,1990.

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION


By: /s/ _____________________________
         Michael C.S. Dismorr
         Executive Vice President


J.P. MORGAN INVESTMENT MANAGEMENT INC.


By: /s/ _____________________________
         Paul J. Brignola
         Vice President